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SECURITIES AND EXCHANGE COMMISSION

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CME GROUP INC.

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The following material was distributed by Jim Ginsburg a nominee for Class B-1 director of CME Group on or after March 18, 2010.

The following material was made available on a Web site by Jim Ginsburg a nominee for Class B-1 director of CME Group on or about March 18, 2010.

Dear CME Group Class B-1 Member:

Thank you for taking the time to visit my website. I hope the information provided here helps you better understand by unique background and experience. I believe I would bring the CME Group Board of Directors valuable market knowledge and perspective that is truly unique in our industry. This perspective has been developed over a 23 year trading career at the CME and as the founder and Managing Partner of a private equity/venture capital firm focused on companies in the financial markets.

While many Class B-1 shareholders have expressed to me their frustration with their elected representatives, I believe that my broad industry experience and perspective give me the ability to serve as an effective representative. I will do my best to communicate to the Board and management my views and opinions on the issues facing the Company’s key customers – its members.

Highlights of my qualifications include:

•	CME membership owner and shareholder since 1981.

•	23 years of trading experience on the CME floor.

•

Past or present participation on numerous CME Committees, including current membership on Board of Directors of the CME Political Action Committee and prior service as elected member of IOM Nominating Committee.

•	Founder and Managing Partner of Vernon & Park Capital - private equity/venture capital firm focused on the financial markets sector.

•	Well-known exchange industry investor with previous investments in CME, CBOT, NYSE, PCX, PHLX, NYBOT, and NYMEX.

•	Significant experience selecting, analyzing, and monitoring exchange industry investments.

•	Valuable merger and acquisition expertise.

•	Actively follow changes in market structure and advancements in trading and financial technology.

•	Unique understanding of the risks and opportunities facing the diverse and evolving CME Membership.

•	Relevant industry board experience with Canadian National Stock Exchange, Minneapolis Grain Exchange, UNX Holdings, Correlix, and Firm58.

I encourage you to spend a few minutes reviewing this website to better understand my experience and the potential value that I could bring to the CME Group Board.

If you have further questions or comments regarding the CME or my candidacy for CME Group Board of Directors, please feel free to contact me directly at jginsburg@vernonpark.com or call me at 847-374-3865.

I am asking for your vote and appreciate the potential opportunity to be your representative on the CME Group Board.

Best regards,

Jim Ginsburg (JSG)

Information made available on the Web site www.vernonpark.com, except for the information that specifically relates to my nomination for Class B-1 director of CME Group, does not constitute a part of this solicitation.

* * *

I am interested in speaking with you and hearing your comments regarding CME Group and my candidacy for the CME Group Board of Directors.

If you are interested in receiving election information from me, please email me at jginsburg@vernonpark.com. I will add your email address to our distribution list. You may also send your comments to this email.

I am available to discuss CME Group issues by telephone at 847-374-3865. (Please note: under SEC and CME proxy rules, I will not be able to engage in a discussion with you via email).

I look forward to hearing from you.

Jim Ginsburg (JSG)

* * *

James S. Ginsburg

jginsburg@vernonpark.com

WORK EXPERIENCE

Vernon & Park Capital, L.P., Deerfield, IL

Founder and Managing Partner	August 2004 - Present

•

Managing Partner and founder of Vernon & Park Capital (VPC), a private equity firm focused on investments in the financial markets sector. Firm manages two private equity funds, Bourse Partners, L.P. and Bourse Partners II, L.P. Responsible for all investment decisions.

•

Manage all aspects of the business including establishing business model and investment strategy; recruiting of investment professionals and investors; establishing investment procedures; and directing corporate strategy.

•	Assembled the Bourse Partners II Advisory Committee, composed of significant exchange industry participants.

•	Leveraging over 20 years of trading and investment experience and an extensive network of industry contacts, to add strategic value to VPC invested capital.

•

Day-to-day role involves the identification and evaluation of investment opportunities; the negotiation and development of transaction terms; participation in business, management and financial due diligence; monitoring portfolio company performance; and the establishment of strategic relationship with other private equity, venture capital and investment firms, investment banks and other exchange industry participants.

•

Leadership role in driving all firm investments, including the development of consortiums of major financial services participants. Consortium efforts involve structuring and negotiating the financial relationship among consortium members; developing presentations to participants describing the business proposition; participation in all transaction negotiations; drafting term sheets, letters of intent and other transaction documents; and developing financial models, ownership structure and projected investment returns.

•

Industry investment experience includes NYSE, CME, CBOT, PCX, NYBOT, ICE, PHLX, NYMEX, CNSX (Canadian stock exchange), UNX (Order Execution Management Systems), Correlix (trade latency monitoring), Quadriserv (securities lending platform) and Firm58 (post-transaction processing).

•	Current Board roles at CNSX, Correlix, Firm58 and UNX. Past independent Director of Minneapolis Grain Exchange (MGEX) 2007-2009.

Private Investor, Chicago, IL	2001-2005

•	Analyzed market structure and identified investment opportunities in the exchange sector.

•	Executed investments in various exchanges through the purchases of memberships/stock.

•	Recognized as an early investor/expert in emerging exchange sector.

•	Selected by influential group of NYSE members to participate in independent evaluation of NYSE-Archipelago merger.

Chicago Mercantile Exchange, Chicago, IL

Membership Owner/Shareholder	1981 – Current

•	Director of the CME Group Political Action Committee (CMEPAC, 2007-Current)

Independent Trader	August 1981 – November 2004

•	Independent floor trader focused on trading equity derivatives with additional experience in trading derivatives in fixed income, currencies and agricultural products.

•	Elected to Nominating Committee by CME Membership.

•	Served on a number of CME committees, including Arbitration and Pit Committees.

ADDITIONAL INFORMATION

•	Attended the University of Illinois, Champaign, Illinois.

•	Director, Jewish Federation of Metropolitan Chicago and Member of Finance Committee.

•	Resides in Glencoe, IL; Married with three children.

•	Vernon & Park Capital website: www.vernonpark.com

* * *

“Jim was an extremely productive member of our Board of Directors and brought a unique perspective to our discussions. His combination of industry and transactional experience was beneficial to our decision making. He was proactive in bringing about new ideas and possibilities for MGEX’s future.”

Mark G. Bagan Chief Executive Officer, Minneapolis Grain Exchange (MGEX)

“Jim has acquired a very strong knowledge of the emerging market structure within the equity markets both domestically and internationally and therefore, is perhaps uniquely qualified to bring such expertise to the advantage of any organization he joins.”

Ian Bandeen Chief Executive Officer, Canadian National Stock Exchange

“Jim’s depth of understanding of the trading world and network of contacts is unique in the private equity industry. We value his opinions, experience and perspective on the financial markets. Jim and his team have been valuable partners for TA in providing qualified introductions to companies and key industry contacts.”

Ken Schiciano Managing Director, TA Associates

“Jim and his Vernon & Park team understand stocks as well as futures. They understand what it takes to build liquidity in competitive markets and are able to understand and navigate the complexities of the relationship between an exchange and its’ member customers.”

Dave Herron Chief Executive Officer, Chicago Stock Exchange

“In all of our dealings with Jim and his team at Vernon & Park, we have found them to be highly professional and knowledgeable. We have a high-regard for their industry understanding and transactional experience.”

Rob Bellick Partner, Wolverine Trading

“Jim truly understands all types of trading and how they contribute to building liquidity. It’s rare to find someone who knows the floor and upstairs trading communities so well. His understanding of trading, market dynamics and industry trends would bring value to any exchange industry board.”

Nathan Laurell Managing Director of Market Making, Infinium Capital Management

Information made available on the Web site www.vernonpark.com, except for the information that specifically relates to my nomination for Class B-1 director of CME Group, does not constitute a part of this solicitation.

* * *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2010. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

* * *

The following material was distributed by Howard Siegel a nominee for Class B-1 director of CME Group after March 18, 2010.

Howard Siegel

March 16th 2010

Please visit my website at SiegelforCME.com

Dear Members and Shareholders:

As both a director and an active member trading on our floor, I have always operated on the basis that in the long run my interests as a trader, my interests as a shareholder and owner of memberships, and my duties as a director were one and the same. No one group can fail without the rest suffering as well, and every group benefits when each of us succeeds.

CME Group is going through a challenging time, as are its members - both traders and owners - and shareholders.

Most of you do not need to be reminded that we have gone through similar periods before. Nonetheless, we have emerged busier and stronger than ever from downturns in volume and volatility that many said was a precursor of an end of the trader’s business, and way of life. I believe that will be the case again.

Let us not forget that one of the purposes of our industry is to provide a reliable place for our traders and customers to come and discover price and lay off risk in volatile times. Right now we are hurting along with the rest of the country as a result of historic de-leveraging and reactions to bad practices outside of our markets that, at least for the moment, have caused volume to contract. No one can doubt that not far down the road after the economy has recovered from its hangover, our markets will be called upon again, perhaps to a greater extent than ever, to chaperon the economy back home to a place where risk and volatility are measured with the sober eye of professional traders.

My appeal to you is for a vote made not out of fear of the present downturn, but of the knowledge of experienced traders that understand the nature of our business, and knowing me and the kind of person and trader I am.

What you have seen all these years is what you got. My outside interests have always taken a second seat to what I knew was best for us all, not the least of which was because my best future has always been one and the same as CME’s future.

I have grown up at the exchange: I have a son in the hog pit who is a third-generation trader and another one who works in this industry.

I have worked hard to bring a member’s, a trader’s, and a shareholder’s perspective to the Board and I will continue to do this. Please vote for me in this election.

Respectfully,

Howard Siegel

* * *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2010. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

* * *

The following material was made available on a Web site by Howard Siegel a nominee for Class B-1 director of CME Group on or about March 18, 2010.

Video        About Howard        Writing by Howard        Committee Work        Vote Now        Contact

To VOTE NOW

Click Here

I Bring a Trader’s Perspective to the Board Room

My deep and broad experience as a trader informs my understanding of what will help the members create opportunity in the marketplace.

What’s Good for Our Markets and Members is Good for Our Exchange and Shareholders

The members of the exchange have significant insight into the operation and products of our markets. We need to leverage that knowledge better. All members and shareholders will benefit from increased innovation and volume.

All Traders Need a Safe and Stable Environment

As a trader for 32 years, I’ve been a successful manager of risk. I apply that same discipline, as the Co-Chairman of the Clearing House Risk Committee, to help the CME stay secure in these uncertain times.

Transcript of video:

REAGAN: Howard thanks for inviting me to talk to you about your upcoming election. So Howard why are you running again?

HOWARD: Regan, you know I’ve been a member for 32 years.

I’ve been lucky enough to have a fair amount of success. The exchange and the industry have been very good to me and my family. Being on the board has been my way of trying to give something back to the exchange.

REGAN: How do you feel you’ve done that?

HOWARD: Being on the board has hardly been a sacrifice, it’s been a privilege, but it takes a lot of time. Time I’ve been happy to spend trying to bring my perspective as a trader for three decades to a board that has many issues confronting it, including those specifically involved with our markets.

REAGAN: So you represent the members on the floor?

HOWARD: No. First of all not all our members are on the floor, some are on the screen and some are FCMs. But I’ve never felt that the shareholders’ interest and our members’ interest were in conflict.

REAGAN: I don’t understand how can that be?

HOWARD: Well, Reagan, I truly believe what’s good for our members and our markets is also best for our shareholders.

REGAN: Howard, the markets have been in shambles and the economy has been through a really hard time. So what happened? How did that affect the exchange?

HOWARD: The exchange handled the financial disarray wonderfully. The exchange came through the entire melt down without a default.

REGAN: What are the main issues that confronted you then?

HOWARD: The issues that confronted us then are largely the same ones that confront us on an ongoing basis. Clearly then we were in an emergency situation. We had several clearing members: Bear Sterns, Lehman … that had serious problems.

REAGAN: What did that mean to the exchange?

HOWARD: The single most important thing to the exchange is providing for a safe and stable environment for all kinds of traders. The stability of our markets requires that we consider not just the solvency of our members, the regulatory environment, the technological and physical infrastructure and if anything the last couple of years have shown us that these things are subject to change.

REAGAN: It’s important to keep a steady hand on the wheel.

HOWARD: You know not everyone thinks that way. But, continuity and experience, in times like these, are not only important but crucial.

There are some very important regulatory issues. Fungibility, taxes like the transaction tax, the industry 60/40 treatment, and any number of disruptive regulatory issues that people outside our industry are threatening to impose on us.

REAGAN: How do these issues affect the members that are going to be voting for you?

HOWARD: You’ve got to remember, what’s good for our markets and our members is good for the exchange and ultimately good for the shareholders. And every one of these issues, whether they involve member rates, floor and electronic access, competition from other exchanges or taxes, are going to add or detract from our members’ ability to make a living and our shareholders to benefit from the revenue generated from their activities.

REAGAN: So bringing your perspective as a trader to the board is your primary goal.

HOWARD: It’s an important goal, but you know when I first came to the exchange, the exchange was run by members, and that had to change. We had 315 committees. The members ran everything.

REAGAN: But the exchange is doing really well. What do you want to change?

HOWARD: I don’t want to bring back 315 committees. I don’t want to bring back 50 committees. But our members have significant insight into the operation of our markets and our products and we haven’t been leveraging that knowledge the way we should.

REAGAN: How do you propose to do that?

HOWARD: I want to encourage management to work more closely with the membership.

REAGAN: Is there anything else you would like to say to the membership?

HOWARD: Yes, to the members and shareholders, thank you. It’s been an honor and a pleasure to be on your board. I would like to reemphasize that the exchange, the industry and the economy are going through tremendous changes.

I’d like to ask for your support to make use of the knowledge and experience I’ve gained to keep the exchange on the successful and upward path that we have been on while I’ve been on the board.

Please vote for me, Thank you.

Legal Notice

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding and following material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

* * *

Video        About Howard        Writing by Howard        Committee Work        Vote Now        Contact

Howard has served on the Board of CME for the past 10 years. In that time he has Chaired, Co-Chaired, and served on numerous committees.

Howard has been a member of CME since 1977. He began his trading career at Moccatta Metals in their Class B arbitrage operations and served as an order filler until 1980. From there, he went on to fill orders and trade cattle until 1982. He then became a partner and an officer in a futures commission merchant that cleared at CME until selling his ownership interest in 1990.

For more than 28 years, Howard has been an independent trader on the CME exchange. He continues to actively trade today in the agricultural quadrant, both, on the floor and electronically.

*            *            *

Howard with Kate, his wife of 28 years.

Committees I’ve Served

Letters I’ve Written

* * *

To the CME Membership, 2004

Four years ago I first ran for the Board. New management, a new for-profit corporate structure and a rapidly changing financial backdrop made clear to many of us that CME was about to embark on a very strategic process ensuring that the CME continues to not only make markets, offer products to institutions and the trading public, and protect and enhance our A share values, but also benefit from those markets by cost and access to the greatest extent possible.

I strongly believe that our healthy market making population, our B share traders, vested in the future of our exchange, committed to making CME their home, providing liquidity and creating new markets, is our best defense against competitors and the unpredictable shocks of political and economic world events. To that end I renew my pledge to represent that perspective on the Board and work to ensure a preferential fee structure and to keep our markets transparent by keeping a high threshold for block trades.

While you may be pleased with the current demand for our stock, I know that those of you who will vote for directors as owners of B shares are invested professionally as well as financially, and would like to know where this business is taking you. I will try and show you some of the directions that our Board has taken.

Competitors’ public relations not withstanding, CME is becoming a technology company. As a financial institution, product innovator and transaction processor, having competence in cutting edge information technology has become critical. Much of what we are doing is aimed at integrating our open outcry and electronic infrastructure. To this end, we have seen that year-to-date Globex volume is up more than 47 percent from 2002. And this year, while making significant system and product upgrades, we have achieved a 38 percent operating margin - better than most of our single platform competitors. Below is a list of our latest initiatives.

1. As the low-cost provider of clearing services, we have launched CCL, our common clearing link to the CBOT that makes CME the largest clearinghouse in the world.

2. Developed EAGLE software that allows for implied electronic calendar spread trading of Eurodollars.

3. Purchased Liquidity Direct to enhance our ability to offer electronic options trade execution.

4. Developed Eagle-i, a web-based application allowing customers to see Eurodollar quotes in real time.

5. Improved our Globex matching engine by:

a. Implemented iLink 2.0, which helped make Globex response time one of the fastest in the industry.

b. Increased trading time to 23.5 hours a day.

c. Created “stop order logic” algorithms.

6. We continue to enhance the content and design of our CME website, which increasingly becomes the portal to our markets for computer savvy customers, and

7. Added many new trading products from CPI to New Yen and Dollar based Nikkei 225.

Ironically, the greater our success, the bigger a target we are. And the more there is at stake for each of us individually. We are faced with difficult decisions that the Board knows will affect the lives of our traders as well as our shareholders. The key for me has always been to preserve CME as a place of ongoing opportunity and to do that by always remembering first and foremost we are a marketplace where traders come to do business.

Hard work, discipline and more hard work are what best describe the qualities that have contributed to my success as a trader over the last 26-plus years. I have brought those attributes to the Boardroom along with a sense of energy and enthusiasm that has been a catalyst for making those tough decisions.

Please vote for me as CME Director.

Sincerely,

Howard Siegel

To the CME Membership, 2000

Dear CME Member:

The year 2000 will be a watershed period for our exchange. Our Board of Directors and CME staff has put in countless hours developing a demutualization plan with tremendous potential. I wholeheartedly support this endeavor. However, there were two questions that I raised in my first letter: 1. Can we protect Open Outcry and still take advantage of the explosion in technology? 2. How will demutualization affect fee structures and their relationship to member equity?

Since late October I have been listening and talking to members on and off the trading floor. This exchange of ideas has been an enlightening experience. Although I listened to a myriad of ideas and even complaints, the one constant was almost universal member approval regarding demutualization. At the same time, I learned that I was not alone in my concern about the two questions previously stated.

Concerning question #1, as I businessman I realize that “CME2” revenue streams will not change unless the Board is successful in attracting new partners that can place us in new businesses. Therefore Open Outcry must be maintained and enhanced electronically until the marketplace does not accept it. We must never give up our efforts to become the low-cost producer of risk management within our industry (both in Open Outcry and electronically) and to aid our FCM’s in their quest for new business that in turn helps order fillers and locals, and creates demand for our memberships.

As for question #2, the new management of the exchange will be responsible for targeting profitability. It could prove tempting for management to alter the trading floor fee structure for a quick fix in that direction. This could endanger the proven ecosystem that has well served the exchange for nearly a century. New management must understand that the productive plant of our exchange is our membership, not the building it trades in or the phones and computers that speed the orders to us. A liquid market is not a prefabricated box or pit that you label Cattle, Eurodollars or Pork Bellies, but a complex, multi-faceted weaving of needs and resources. Only a system that supports a fee structure enhancing the delicate realities of the interrelationships between floor traders, FCM’s and the exchange will support member equity. I will work to maintain these relationships and steer management toward using our Clearing House in new ways that will build owner equity.

If elected, I will address these issues as well as concentrate on magnifying our collective interests.

Sincerely,

Howard Siegel

October 27, 1999

Dear Friends and Members:

I am running for the CME Board and I would like your support.

As many of you know, I grew up in our business, watching my father and his colleagues. I admired them for their work ethic and love of the profession. My dream was to emulate my father’s passion for the business, and for the last 22 years I have tried to do that. I have had some success, and now I would like the opportunity to give something back to the industry that’s been so good to me.

Two of the toughest issues that we have ever faced are immediately at hand. The Board is currently considering restructuring the exchange as a for-profit entity. It’s also attempting to ride the tidal wave of technological change that’s sweeping the business landscape in every industry, especially ours.

Currently there are 400,000 futures accounts, but there are 9,000,000 people who are trading stocks electronically via the Internet. That number is expected to increase to 25,000,000 in the next year. Imagine 25,000,000 people having access to our products, whether executed on Globex or in the pit. This is the prize that we must keep our eyes on, but also the boat that we cannot afford to miss.

With continued improvements to our advanced clearing and ordering transmission systems, strategic alliances, regulatory relief and instant on-line access, there isn’t a tradable product that the CME cannot distribute. With the inherent advantages that futures have always offered the speculative investor, I have no doubt that when it becomes convenient for them, they will use it. We must make sure that the CME is the institution that responds, not the guy next door or the one in New York or Paris or Geneva.

Can we protect open outcry and still take advantage of the explosion in technology? How will demutualization affect fee structure and seat prices? These and more are important questions that need to be answered by a committed member who answers only to the voting membership and who has no agenda beyond the overall and ongoing continuity and profitability of the exchange and its members.

I look forward to seeing you and speaking with you. Please take the time to call me (my number is 773-983-5651 and my email address is egle@cmegroup.com) and tell me how you feel about these and any other issues. We have a diverse membership with different needs and perspectives and I hope to bring balance to the Board so that we can all continue to prosper together well into the next century.

Thank you for taking the time to consider my candidacy.

Sincerely,

Howard Siegel

* * *

	Name	Position

2009	Trading Floor Operations
Marketing and Public Relations Advisory
Market Regulation Advisory Group
Electronic Transition
	CME/CBOT Floor Conduct (Name Changed)	Co-Chair
CME Membership
	CME Group Clearing House Risk Sub	Co-Chair
	CME Group Clearing House Risk (as of 11/29/07)	Co-Chair
	CME Business Conduct (as of 11/29/07)	Co-Chair
Board of Directors
Board Nominating
Ad Hoc Trading Floor Transition Post CBOT/CME
2008	Trading Floor Operations
Marketing and Public Relations Advisory
Market Regulation and Advisory Group
	Group Floor Conduct (as of 11/24/08)	Co-Chair
Electronic Transition
CME Membership
	CME Group Clearing House Risk Sub	Co-Chair
	CME Group Clearing House Risk (as of 11/29/07)	Co-Chair
	CME Floor Conduct Committee FKS Pit Supervision	Co-Chair
	CME Business Conduct (as of 11/29/07)	Co-Chair
Board of Directors
Board Nominating
Ad Hoc Trading Floor Transition Post CBOT/CME

2007	Trading Floor Operations
Strategic Steering (FKA Board Steering)
Membership
Marketing and Public Relations Advisory
Market Regulation Advisory Group
	FCM Committee	Co-Chair
Electronic Transition
	CME Group Clearing House Risk Sub	Co-Chair
	CME Group Clearing House Risk (as of 11/29/07)	Co-Chair
	CME Floor Conduct Committee FKS Pit Supervision	Co-Chair
	CME Business Conduct (as of 11/29/07)	Co-Chair
Board of Directors
Board Nominating
Ad Hoc Trading Floor Transition Post CBOT/CME
2006	Trading Floor Operations
	Pit Supervision Committee	Co-Chair
Membership
Marketing and Public Relations Advisory
Market Regulation Advisory Group
	FCM Committee	Co-Chair
Electronic Transition
	Clearing House Risk Sub	Co-Chair
	Clearing House Risk	Co-Chair
	Business Conduct	Co-Chair
Board Steering
Board of Directors
Board Nominating

2005	Trading Floor Operations
	Pit Supervision Committee	Co-Chair
Membership
Marketing & Public Relations Advisory
Market Regulation Oversight Live Cattle Sub
Market Regulation Advisory Group
	FCM Committee	Co-Chair
Electronic Transition
	Clearing House Risk Sub	Co-Chair
	Clearing House Risk	Co-Chair
	Business Conduct	Co-Chair
Board Steering
Board of Directors
2004	Trading Floor Operations
	Pit Supervision Committee	Co-Chair
Membership
Marketing & Public Relations Advisory
Market Regulation Oversight Live Cattle Sub
Market Regulation Oversight
	FCM Committee	Co-Chair
Electronic Transition
	Clearing House Risk Sub	Co-Chair
	Clearing House Risk	Co-Chair
	Business Conduct	Co-Chair
Board Steering – Globex Sub
Board Steering
Board of Directors
Ad Hoc to review Class B Shareholders and Trading Rights
Clearing House Risk Sub
2003	Trading Floor Operations
	Pit Supervision Committee	Co-Chair
Membership
Marketing & Public Relations Advisory
Market Regulation Oversight Live Cattle Sub
Market Regulation Oversight
Electronic Transition
	Business Conduct	Co-Chair
Board Steering – Globex Sub
Board of Directors
Ad Hoc to Review Class B Shareholders & Trading Rights
2002	Trading Floor Operations
Regulatory Oversight
	Pit Supervision Committee	Co-Chair
Membership
Marketing & Public Relations Advisory
Market Regulation Oversight Live Cattle Sub
Market Regulation Oversight
Electronic Transition
Board Steering – Globex Sub
Board of Directors
Board Nominating
2001	Board of Directors

2000	Wireless Headset Committee
Trading Floor Technology Oversight Committee
	Pork Products	Co-Chair
	Leasing	Vice-Chair
Globex Oversight Committee
Financial Instruments Oversight Committee
	Equity Reconfiguration	Chair
Equity Indices NASDAQ Split Sub
	Equity Indices	Vice-Chair
	Dual Trading	Vice-Chair
	Brokers Association Committee	Vice-Chair
	Booth Space Allocation Equity Sub-committee	Vice-Chair
	Booth Space Allocation	Vice-Chair
Board of Directors
1999	Floor Communications
Financial Instruments Oversight Committee
Equity Reconfiguration
Broker Association Task Force
Board of Directors
Automated Trading Card
Ad Hoc Equity Reconfiguration Working Group
1998	Floor Communications
Financial Instruments Oversight Committee
Equity Reconfiguration
Broker Association Task Force
Automated Trading Card
Ad Hoc Equity Reconfiguration Working Group
1997	Pit S&P Futures (IOM)
Nominating – IOM
Floor Traders
Equity Reconfiguration
Cubs/Tops Route Committee
Broker Association Task Force
1996	Pit S&P Futures (IOM)
Equity Indices
Equity Indices
Grievance Committee
1994	Equity Complex Design Sub-committee
1993	Equity Complex Design Sub-committee
1990	Probable Cause
1989	Probable Cause
1998	S&P Review Committee
Probable Cause
Booth Space Allocation – Equity Sub-committee
Booth Space Allocation
1987	S&P Review Committee
Pit S&P Futures (IOM)
Floor Traders
Booth Space Allocation
Arbitration
1986	Pit S&P Futures (IOM)
Arbitration
1985	Pit S&P Futures (IOM)
Arbitration
1984	Pit S&P Futures (IOM)

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2010. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

* * *

The following material was distributed by Gary Katler, nominee for Class B-3 director of CME Group, after March 18, 2010.

GARY M. KATLER

Dear Fellow Class B-3 Members:

I am writing to ask for your vote in the upcoming CME Group Board of Directors election. I am honored that the B-3 shareholders and IOM members have elected me to the CME board eight times, beginning in 1993. I have worked hard to serve your interests and the interests of the exchange. I have always been available, listened intently, assisted where I could, and provided the board’s perspective.

As you know, after expanding our market presence with the CBOT merger and NYMEX acquisition, a deteriorating economy led to horrific market conditions. The credit markets froze and then commodity and equity markets fell hard. Through this period of acute distress, CME Group functioned remarkably, most notably as a robust counterparty system/risk manager and transparent liquidity provider. The unwelcome crisis side effects have been reduced trading volumes and regulatory uncertainty.

While an exchange cannot create the market conditions which increase volumes, CME Group is growing our benchmark products, enhancing and distributing our core competencies, and also diversifying our revenue streams. We are adding exchange relationships around the globe(x). We are providing the credit strength of our OTC clearing facilities to bi-lateral derivatives trading. The CME/Dow Jones proposed joint venture is increasing our index and market data offerings and providing further revenue diversity. It is also important to note that we are committing substantial resources to the regulatory reform debate.

The Class B-3 shareholder community consists of floor traders/brokers, screen traders, lessors, proprietary trading enterprises, and clearing members, with many B-3s holding CME Group Class A and/or multiple Class B shares. B-3 shareholding benefits that contribute most to B-3 value are member fee eligibility and floor trading privileges. The drop in volumes and the continuing evolution of trading from the floor to the screen have diminished these benefits.

One initiative to address both the reduced exchange volumes and lower B-3 share value is my request of senior staff management to explore a plan that grants fee reductions to B holders across a wider range of products than existing product divisions. I believe well considered fee reductions will boost CME Group volumes and ultimately revenues, and also boost B share values. In addition, the plan should simplify the CME fee schedule in order to clearly identify B share fee benefits.

This is a critical time. I bring my skills, years of industry experience, and deep commitment to my work. I ask for your continued support and welcome the opportunity to learn your thoughts.

Since we are a publicly held company my ability to provide personal written solicitation messages to you is limited but I am happy to verbally discuss your issues with you. Meanwhile, please feel free to reach out to me with any questions or concerns you may have.

Thank you,

Gary M. Katler

Blackberry 312-479-8682

Office 312-604-8220

* * *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2010. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.